Exhibit 99.1
EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION - Unaudited
First Quarter 2009

OVERVIEW:	Section I
Earnings Release	1.1
Overview	1.5

FINANCIAL STATEMENTS:	Section II
Consolidated Balance Sheets	2.1
Consolidated Statements of Operations	2.2
Consolidated Statements of Funds From Operations (FFO)	2.3
Reconciliations of Net Earnings to FFO and EBITDA	2.4
Calculation of Per Share Amounts	2.5

DIRECT OWNED:	Section III
Operating Properties	3.1
Development Portfolio	3.2
Investing Activity	3.3
Development Activity	3.4

INVESTMENT MANAGEMENT:	Section IV
ProLogis’ Investments in Unconsolidated Investees	4.1
Operating Portfolio	4.2
Summarized Financial Information of Property Funds	4.3
Investing and Financing Activity	4.4

OPERATING STATISTICS:	Section V
Direct Owned Leasing and Capital Expenditure Information	5.1
Investment Management Leasing and Capital Expenditure Information	5.2
Same Store Analysis and Top Customers	5.3
Geographic Distribution	5.4

DEBT AND OTHER:	Section VI
ProLogis Debt Summary	6.1
ProLogis Debt Analysis	6.2
Property Fund Debt Summary	6.3
ProLogis Debt Covenant Ratios	6.4
Components of Net Asset Value for ProLogis	6.5

NOTES AND DEFINITIONS:
Notes to Supplemental Information	Appendix A
Definitions	Appendix B
Executive Office Address • 4545 Airport Way • Denver, CO 80239 • +1 (303) 567-5000

PROLOGIS REPORTS FIRST QUARTER 2009 RESULTS
— Significant Progress on De-leveraging Initiatives —
— Property Market Fundamentals Experience Further Slowing —
— Company Declares Second Quarter Dividend and Updates Guidance to Reflect Issuance of Shares —
Denver, Colo. — April 29, 2009 — ProLogis (NYSE: PLD), a leading global provider of distribution facilities, today reported first quarter 2009 funds from operations as defined by ProLogis (FFO), excluding significant non-cash items, of $0.86 per diluted share, compared with $1.34 in 2008. Net earnings per diluted share for the first quarter were $0.66 in 2009, compared with $0.69 in 2008.
FFO, including significant non-cash items, was $0.90 per diluted share for the first quarter of 2009, primarily due to gains from early extinguishment of debt, partially offset by ProLogis’ share of property fund losses resulting from derivative activity. Net earnings and FFO per diluted share as previously reported for the first quarter of 2008 were reduced by $10.5 million, or $0.04 per diluted share, for the company’s retroactive adoption of APB 14-1 and related additional interest expense.
“We have accomplished a great deal in the first part of 2009, making significant progress on our objectives to de-leverage and de-risk the company,” said Walter C. Rakowich, chief executive officer. “As a result of our recent equity offering, the sale of certain operations and property fund interests in Asia and property fund contributions, we have generated nearly $2.7 billion of cash in just the past few weeks.
“Taking into consideration additional asset sale and refinancing agreements and the remaining capital requirements related to our development pipeline, we believe we have substantially addressed our anticipated cash needs through 2012. Our swift execution of these de-leveraging initiatives enables us to further enhance our focus on operating property performance, completing and leasing properties in our development portfolio and pursuing opportunities to generate value from our land bank,” Rakowich said.
Property Market Fundamentals Soft
During the quarter, industrial property fundamentals continued to reflect global economic weakness and the slowdown in global trade. Throughout the majority of the company’s markets, activity levels were reduced and leasing concessions are on the rise. Partially offsetting these trends are higher-than-average customer retention and sharply reduced levels of new supply. ProLogis’ same-store net operating income (excluding same-store assets associated with the company’s development portfolio), decreased 1.9 percent, reflecting a 1.8 percent decrease in leased percentage and negative rent growth of 4.2 percent for the quarter. Including development portfolio assets, in line with previous reporting, same-store net operating income for the period increased 0.78 percent, with a 0.16 percent increase in leased percentage and negative rent growth of 4.2 percent.
“On average, the company’s non-development portfolio was 93.0 percent leased at the end of the first quarter, down from 94.7 percent at year-end 2008, in line with our expectations,” Rakowich added. “We have been actively addressing our lease turnovers for the remainder of the year as well as the continued lease up of our development portfolio. Despite the challenging environment, we improved leasing within our development portfolio by 500 basis points, prior to contributions and reflecting the reversal of previous starts.”
Section I — Overview
Page 1.1

Asset Sales, Fund Contributions and Debt Repurchases Support De-leveraging Goal
In November 2008, ProLogis outlined a series of actions to achieve a reduction of roughly $2 billion in direct debt by the end of 2009. The plan included reducing the company’s development pipeline through fund contributions, asset sales and a halt in all but previously committed development starts, as well as cash savings through a reduction of the common dividend and G&A expenses.
During the first quarter, ProLogis completed dispositions with aggregate proceeds of $1.49 billion, including the previously announced sale of its China operations and Japan property fund interests for $1.35 billion and fund contributions and asset sales of $136 million. Ted R. Antenucci, president and chief investment officer, said, “In addition to these completed transactions, at quarter end we had approximately $700 million of direct-owned assets for sale, 85 percent of which were under contract or letter of intent. In addition, we had another $585 million of development properties greater than 93 percent leased that are available for contribution to our Europe and Mexico property funds throughout the remainder of 2009. Given the significant improvement in our liquidity, we will continue to evaluate the level of asset sales and contributions throughout the year.”
William E. Sullivan, chief financial officer, said, “In light of our successful equity offering, we anticipate substantially exceeding our $2 billion de-leveraging goal by the end of 2009 and will continue to pursue opportunities to further de-leverage the company.” Between October 1, 2008 and March 31, 2009, the company reduced its outstanding debt by $1.7 billion. “Since the end of the first quarter, we have created incremental de-leveraging of $1.2 billion from the equity offering as well as from additional bond and convertible note buybacks.
“In addition, we have a sizeable base of unencumbered assets on our balance sheet, which provides secured debt financing capacity,” said Sullivan. “As such, we intend to utilize the secured debt market to provide additional liquidity to re-finance near-term maturities and have $344 million of such financings in documentation.”
Company Declares Common Dividend
Earlier this month, following the issuance of approximately 175 million shares of common stock, the company’s Board reduced the 2009 annualized dividend rate to $0.70 per share, including the $0.25 per share paid in February 2009. Sullivan noted, “Our projected annual dividend rate is generally tied to our anticipated taxable income for that same year. While the new dividend level represents approximately the same cash expenditure as the previous dividend amount, the quarterly amount per share for the remainder of the year of $0.15 was established to adjust for the additional shares outstanding.”
Also today, the company declared its second quarter common dividend of $0.15 per share, which will be payable on May 29, 2009, to shareholders of record on May 15, 2009.
Selected Updates to Business Drivers that Support 2009 Guidance

Same-Store NOI	Same-store NOI is still expected to decrease by 1.5 to 3 percent; however, adjusted same-store NOI (excluding same-store assets associated with the development portfolio) is expected to decrease 2.5 to 3.5 percent.

Direct Owned Dispositions and Contributions	Gross proceeds from third-party dispositions and contributions to property funds are expected to range from $1.5 to $1.7 billion, of which $135.7 million had closed by the end of the first quarter.

Common Dividend	Following the issuance of an additional 175 million shares, the quarterly dividend for each of the second, third and fourth quarters of 2009 is expected to be $0.15 per share.
Section I — Overview
Page 1.2

Revised 2009 FFO and EPS Guidance	FFO for the full year 2009 is expected to be between $1.31 and $1.48 per share, with full-year earnings per share of $ 1.45 to $1.67.

	Reconciliation of EPS to FFO:	Low	High

	Initial FFO guidance per diluted share	$1.85	$2.05
	Shares outstanding (pre-equity issuance)	268	268

	FFO	$495	$550
	Impact of equity issuance:
	Reduction in interest expense	26	40

	Revised FFO, excluding significant non-cash items	$521	$590

	Revised weighted average shares outstanding	398	398

	Revised FFO/diluted share	$1.31	$1.48

	Adjustments for net earnings:
	Gain from debt repurchase	0.34	0.34
	Depreciation and amortization	(0.85)	(0.92)
	Foreign exchange, deferred taxes and other	0.15	0.17
	Gain on sale of assets	0.50	0.60

	Revised net earnings per share, after share issuance	$1.45	$1.67

Copies of ProLogis’ first quarter 2009 supplemental information will be available from the company’s website at http://ir.prologis.com in the “Annual & Supplemental Reports” section after market close on Wednesday, April 29, 2009. The company will host both an in-person meeting and a webcast/conference call on Thursday, April 30, 2009, at 8:30 a.m. Eastern Time. The live webcast will be available on the company’s website at http://ir.prologis.com. A replay of the webcast will be available on the company’s website until June 30, 2009.
The in-person meeting will be at The Hudson Theatre at the Millennium Broadway Hotel, located at 145 West 44th Street in New York. The meeting will start promptly at 8:30 a.m. Eastern Time. Those who are unable to attend in person but plan to participate in the Q&A session are encouraged to access the live webcast by clicking the microphone icon located on the opening page of the ProLogis Investor Relations website at http://ir.prologis.com. Interested parties can also listen via conference call by dialing (866) 393-6450 in the United States or internationally by dialing (660) 422-4873.
About ProLogis
ProLogis is a leading global provider of distribution facilities, with more than 475 million square feet of industrial space (44 million square meters) in markets across North America, Europe and Asia. The company leases its industrial facilities to more than 4,500 customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises with large-scale distribution needs. For additional information about the company, go to www.prologis.com.
The statements above that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed
Section I — Overview
Page 1.3

properties, general conditions in the geographic areas where we operate and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) changes in demand for developed properties, and (viii) those additional factors discussed in “Item 1A. Risk Factors” of ProLogis’ Annual Report on Form 10-K for the year ended December 31, 2008. ProLogis undertakes no duty to update any forward-looking statements appearing in this press release.

Investor Relations	Media	Financial Media
Melissa Marsden	Krista Shepard	Suzanne Dawson
303-567-5622	303-567-5907	Linden Alschuler & Kaplan, Inc
mmarsden@prologis.com	kshepard@prologis.com	212-329-1420 sdawson@lakpr.com
Section I — Overview
Page 1.4

First Quarter 2009
Overview

(in thousands, except per share amounts)
 Summary of Results
	Three Months Ended
	March 31,
	2009	2008 (1)
Revenues (page 2.2)	$455,094	$1,645,927

Net earnings (page 2.2) (a)	$178,732	$183,521
Net earnings per share - Diluted (page 2.5) (a)	$0.66	$0.69

FFO, including significant non-cash items (page 2.3) (a)	$242,265	$358,637
Add (deduct) significant non-cash items (page 2.4):
Our share of losses on derivative activity recognized by the property funds	11,283	-
Net gain related to disposed assets - China operations	(3,315)	-
Gain on early extinguishment of debt	(17,928)	-

Total adjustments for significant non-cash items	(9,960)	-

FFO, excluding significant non-cash items (page 2.4) (a)	$232,305	$358,637

FFO per share - Diluted, including significant non-cash items (page 2.5) (a)	$0.90	$1.34
Deduct - summarized significant non-cash adjustments - per share (page 2.4)	(0.04)	-

FFO per share - Diluted, excluding significant non-cash items (page 2.5) (a)	$0.86	$1.34

Distributions per common share (b)	$0.25	$0.5175

 Assets Owned and Under Management
	March 31,	December 31,	September 30,	June 30,
	2009 (c)	2008 (c)	2008	2008
Direct owned - investment balance:
Industrial properties:
Core (page 3.1)	$7,946,714	$7,944,245	$7,971,994	$8,264,619
Completed development (page 3.2)	3,328,027	3,031,449	3,384,924	2,722,284
Properties under development (page 3.2)	861,169	1,181,344	1,871,141	2,122,533
Land held for development (page 3.4)	2,528,675	2,482,582	2,712,379	2,477,318
Retail and mixed use properties (page 3.1)	387,117	358,992	330,681	339,356
Land subject to ground leases and other	400,061	405,263	404,422	445,975
Other investments	249,192	321,397	610,043	733,895

Subtotal: direct owned	15,700,955	15,725,272	17,285,584	17,105,980

Investment management - investment balance (d):
Industrial properties (page 4.2):
Property funds	18,705,789	24,722,094	22,716,049	22,526,252
Other investees	28,347	31,762	247,271	185,595

Subtotal: investment management	18,734,136	24,753,856	22,963,320	22,711,847

Total assets owned and under management	$34,435,091	$40,479,128	$40,248,904	$39,817,827

(a)	These amounts are attributable to common shares.

(b)	In April 2009, in connection with the expected issuance of common shares in a registered public offering and recognizing the need to maintain maximum financial flexibility in light of the current state of the capital markets and considering the impact of the proposed offering, our Board of Trustees (“Board”) set our 2009 annualized distribution level at $0.70 per common share (including the $0.25 per share already paid in the first quarter of 2009). The payment of distributions is subject to authorization by the Board out of funds legally available for the payment of distributions and is subject to market conditions and Real Estate Investment Trust (“REIT”) distribution requirements. The payment of common share distributions and its composition between cash and stock is dependent upon our financial condition and operating results and may be adjusted at the discretion of the Board during the year.

(c)	Amounts exclude our China operations, which were classified as held for sale at December 31, 2008 and sold in February 2009. We also excluded the Japan property funds at March 31, 2009, as we sold our investments in February 2009, although we currently continue to manage the properties.

(d)	Amounts represent the entity’s basis in the property, not our proportionate share.
See note references in Appendix A and note 8 to Section II in Appendix A for a description of changes in our operating segments as of December 31, 2008 and the presentation of our segments in this supplemental report, and Appendix B for definitions that are used throughout this report.
Section I - Overview
Page 1.5

First Quarter 2009
Overview - continued

(in thousands, except percentages)
 Summary of Portfolio

			March 31, 2009	December 31, 2008
Square feet owned and under management:
Direct Owned:
Industrial properties:
Core (page 3.1)			154,829	154,947
Completed development (pages 3.1 and 3.2)			46,260	40,763
Properties under development (page 3.2)			12,132	19,837
Retail and mixed use properties (page 3.1)			1,497	1,404
Investment management - industrial properties (page 4.2)			272,666	297,665

Total square feet owned and under management			487,384	514,616

	As of March 31, 2009
	Core Portfolio	Development Portfolio	Retail & Mixed Use	Investment Mgmt.
Square feet by continent:
North America	152,811	21,408	1,497	173,611
Europe	1,807	28,572	-	97,140
Asia	211	8,412	-	1,915

Total square feet	154,829	58,392	1,497	272,666

Leasing Activity
			March 31, 2009	December 31, 2008
Leased %
Direct owned:
Core industrial properties (page 3.1)			90.45%	92.16%
Retail and mixed use properties (page 3.1)			86.61%	94.48%
Investment management- industrial properties (page 4.2)			94.48%	96.01%

Total weighted average leased % - non-development portfolio			93.00%	94.69%
Direct owned - completed development industrial properties (page 3.1)			45.07%	43.50%

Total weighted average leased % - operating portfolio			88.33%	90.47%
Direct owned industrial properties under development (page 3.2)			42.75%	37.21%

Total weighted average leased %			87.20%	88.42%

Leasing activity - total portfolio (sq. ft.) - quarterly activity (pages 5.1 and 5.2)			22,948	28,837
Section I - Overview
Page 1.6

First Quarter 2009
Consolidated Balance Sheets

(in thousands, except per share data)

	March 31,	December 31,

	2009	2008 (1)
Assets:
Investments in real estate assets (1):
Industrial properties:
Core	$7,946,714	$7,944,245
Completed development	3,328,027	3,031,449
Properties under development	861,169	1,181,344
Land held for development	2,528,675	2,482,582
Retail and mixed use properties	387,117	358,992
Land subject to ground leases and other	400,061	405,263
Other investments	249,192	321,397

	15,700,955	15,725,272
Less accumulated depreciation	1,652,743	1,583,299

Net investments in real estate assets	14,048,212	14,141,973

Investments in and advances to unconsolidated investees:
Property funds (2)	1,564,978	1,957,977
Other investees	297,226	312,016

Total investments in and advances to unconsolidated investees	1,862,204	2,269,993

Cash and cash equivalents	123,779	174,636
Accounts and notes receivable	155,066	244,778
Other assets (1)	1,026,016	1,126,993
Discontinued operations - assets held for sale (2)	121,582	1,310,754

Total assets	$17,336,859	$19,269,127

Liabilities and Equity:
Liabilities:
Debt (1)(3)	$9,327,737	$10,711,368
Accounts payable and accrued expenses	702,934	658,868
Other liabilities	652,162	751,238
Discontinued operations - assets held for sale (2)	112,546	389,884

Total liabilities	10,795,379	12,511,358

Equity (4):
ProLogis shareholders’ equity:
Series C preferred shares at stated liquidation preference of $50 per share	100,000	100,000
Series F preferred shares at stated liquidation preference of $25 per share	125,000	125,000
Series G preferred shares at stated liquidation preference of $25 per share	125,000	125,000
Common shares at $.01 par value per share	2,678	2,670
Additional paid-in capital (1)	7,076,296	7,070,108
Accumulated other comprehensive loss (5)	(363,531)	(29,374)
Distributions in excess of net earnings (1)	(543,681)	(655,513)

Total ProLogis shareholders’ equity	6,521,762	6,737,891
Noncontrolling interests (6)	19,718	19,878

Total equity	6,541,480	6,757,769

Total liabilities and equity	$17,336,859	$19,269,127

See Appendix A for note references
Section II - Financial Statements
Page 2.1

First Quarter 2009
Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2009	2008 (1)

Revenues:
Rental income (7)	$238,462	$262,559
Property management and other fees and incentives	33,634	29,490
CDFS disposition proceeds (8):
Developed and repositioned properties (2)	180,237	1,263,413
Acquired property portfolios	-	83,332
Development management and other income	2,761	7,133

Total revenues	455,094	1,645,927

Expenses:
Rental expenses	73,301	83,014
Investment management expenses (9)	10,576	11,229
Cost of CDFS dispositions (1)(8):
Developed and repositioned properties	-	985,433
Acquired property portfolios	-	83,332
General and administrative (10)	48,243	46,264
Reduction in workforce (10)	4,462	-
Depreciation and amortization	79,750	75,774
Other expenses	6,419	2,470

Total expenses	222,751	1,287,516

Operating income	232,343	358,411
Other income (expense):
Earnings (loss) from unconsolidated property funds, net (11)	2,098	(18,567)
Earnings from other unconsolidated investees, net	2,201	1,970
Interest expense (1)(12)	(92,932)	(95,626)
Interest and other income, net	1,693	4,733
Net gains on dispositions of development properties to property funds (8)	2,511	-
Foreign currency exchange gains (losses), net (13)	30,537	(35,853)
Gain on early extinguishment of debt (3)	17,928	-

Total other income (expense)	(35,964)	(143,343)

Earnings before income taxes	196,379	215,068
Current income tax expense (2)	22,189	24,404
Deferred income tax expense (benefit)	(6,828)	2,500

Total income taxes	15,361	26,904

Earnings from continuing operations	181,018	188,164
Discontinued operations (14):
Income (loss) attributable to assets held for sale and disposed properties	1,267	(1,082)
Net gain related to disposed assets - China operations (2)	3,315	-
Net gains (impairment) on dispositions:
Non-development properties	-	3,813
Development properties and land	(189)	130

Total discontinued operations	4,393	2,861

Consolidated net earnings	185,411	191,025
Net earnings attributable to noncontrolling interests (6)	(310)	(1,150)

Net earnings attributable to controlling interests	185,101	189,875
Less preferred share dividends	6,369	6,354

Net earnings attributable to common shares	$178,732	$183,521

Weighted average common shares outstanding - Basic (4)	267,716	258,946
Weighted average common shares outstanding - Diluted (4)	270,278	268,131

Net earnings per share attributable to common shares - Basic:
Continuing operations	$0.65	$0.70
Discontinued operations	0.02	0.01

Net earnings per share attributable to common shares - Basic	$0.67	$0.71

Net earnings per share attributable to common shares - Diluted (page 2.5):
Continuing operations	$0.64	$0.68
Discontinued operations	0.02	0.01

Net earnings per share attributable to common shares - Diluted	$0.66	$0.69

See Appendix A for note references
Section II - Financial Statements
Page 2.2

First Quarter 2009
Consolidated Statements of Funds From Operations (FFO)

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2009	2008 (1)

Revenues:
Rental income	$243,535	$269,476
Property management and other fees and incentives	33,727	29,490
CDFS disposition proceeds (8):
Developed and repositioned properties (2)	180,237	1,263,413
Acquired property portfolios	-	83,332
Development management and other income	2,761	7,157

Total revenues	460,260	1,652,868

Expenses:
Rental expenses	75,369	85,524
Investment management expenses (9)	10,576	11,229
Cost of CDFS dispositions (1)(8):
Developed and repositioned properties	-	985,303
Acquired property portfolios	-	83,332
General and administrative (10)	49,548	51,070
Reduction in workforce (10)	4,462	-
Depreciation of corporate assets	4,118	3,420
Other expenses	6,456	2,470

Total expenses	150,529	1,222,348

	309,731	430,520

Other income (expense):
FFO from unconsolidated property funds (11)	36,743	37,312
FFO from other unconsolidated investees	5,013	5,165
Interest expense (1)(12)	(92,762)	(95,482)
Net gain related to disposed assets - China operations (2)	3,315	-
Gain on early extinguishment of debt (3)	17,928	-
Interest and other income, net	3,419	5,616
Net gains on dispositions of development properties to property funds (8)	1,760	-
Net impairment on dispositions of land - third parties (8)	(189)	-
Foreign currency exchange losses, net	(13,480)	(1,860)
Current income tax expense (2)(15)	(22,390)	(15,174)

Total other income (expense)	(60,643)	(64,423)

FFO	249,088	366,097

Less preferred share dividends	6,369	6,354
Less net earnings attributable to noncontrolling interests (6)	454	1,106

FFO attributable to common shares, including significant non-cash items	$242,265	$358,637

Adjustments for significant non-cash items (page 2.4)	(9,960)	-

FFO attributable to common shares, excluding significant non-cash items	$232,305	$358,637

Weighted average common shares outstanding - Basic (4)	267,716	258,946
Weighted average common shares outstanding - Diluted (4)	270,278	268,131

FFO per share attributable to common shares, including significant non-cash items:
Basic	$0.90	$1.38

Diluted (page 2.5)	$0.90	$1.34

FFO per share attributable to common shares, excluding significant non-cash items:
Basic	$0.87	$1.38

Diluted (page 2.5)	$0.86	$1.34

See Appendix A for note references
Section II - Financial Statements
Page 2.3

First Quarter 2009
Reconciliations of Net Earnings to FFO and EBITDA

(in thousands)
 Reconciliation of net earnings  to FFO, including significant non-cash items

	Three Months Ended
	March 31,
	2009	2008 (1)

Net earnings (a)	$178,732	$183,521
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	75,632	72,354
Adjustments to gains on dispositions for depreciation	(751)	-
Adjustments to gains on dispositions of non-development properties	1,621	-
Reconciling items attributable to discontinued operations (14):
Gains on dispositions of non-CDFS properties	-	(3,813)
Real estate related depreciation and amortization	1,164	1,804

Total discontinued operations	1,164	(2,009)
Our share of reconciling items from unconsolidated investees:
Real estate related depreciation and amortization	38,317	32,818
Gains on dispositions of non-CDFS properties	-	(54)
Other amortization items	(3,590)	(4,210)

Total unconsolidated investees	34,727	28,554

Total NAREIT defined adjustments	112,393	98,899

Subtotal-NAREIT defined FFO	291,125	282,420

Add (deduct) our defined adjustments:
Foreign currency exchange losses (gains), net	(43,948)	34,841
Current income tax expense (15)	-	9,658
Deferred income tax expense (benefit)	(6,840)	2,500

Our share of reconciling items from unconsolidated investees:
Foreign currency exchange losses, net	1,651	517
Unrealized losses (gains) on derivative contracts, net	(1,854)	28,632
Deferred income tax expense	2,131	69

Total unconsolidated investees	1,928	29,218

Total our defined adjustments	(48,860)	76,217

FFO, including significant non-cash items (a)	$242,265	$358,637

 Reconciliation of FFO, including significant non-cash items, to FFO, excluding significant non-cash items

	Three Months Ended
	March 31,
	2009	2008 (1)

FFO, including significant non-cash items (a)	$242,265	$358,637
Add (deduct) significant non-cash items:
Our share of losses on derivative activity recognized by the property funds (11)	11,283	-
Gain related to disposed assets - China operations (2)	(3,315)	-
Gain on early extinguishment of debt (3)	(17,928)	-

Total adjustments for significant non-cash items	(9,960)	-

FFO, excluding significant non-cash items (a)	$232,305	$358,637

 Reconciliation of FFO, excluding significant non-cash items, to EBITDA

	Three Months Ended
	March 31,
	2009	2008 (1)

FFO, excluding significant non-cash items (a)	$232,305	$358,637
Interest expense	92,762	95,482
Depreciation of corporate assets	4,118	3,420
Current income tax expense included in FFO	22,390	15,174
Adjustments to gains on dispositions for interest capitalized	2,758	16,666
Preferred share dividends	6,369	6,354
Impairment charges	189	-
Share of reconciling items from unconsolidated investees	51,888	40,403

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$412,779	$536,136

See Consolidated Statements of Operations on Page 2.2 and Consolidated Statements of FFO on Page 2.3.
See Appendix A for note references

(a)	Attributable to common shares.
Section II - Financial Statements
Page 2.4

First Quarter 2009

Calculation of Per Share Amounts

(in thousands, except per share amounts)
 Net Earnings Per Share

	Three Months Ended
	March 31,
	2009	2008

Net earnings - Basic (a)	$178,732	$183,521
Noncontrolling interest attributable to convertible limited partnership units	310	1,150

Adjusted net earnings - Diluted (a)	$179,042	$184,671

Weighted average common shares outstanding - Basic	267,716	258,946
Incremental weighted average effect of conversion of limited partnership units	1,235	5,053
Incremental weighted average effect of stock awards (b)	1,327	4,132

Weighted average common shares outstanding - Diluted	270,278	268,131

Net earnings per share - Diluted (a)	$0.66	$0.69

 FFO Per Share, including significant non-cash items

	Three Months Ended
	March 31,
	2009	2008

FFO - Basic, including significant non-cash items (a)	$242,265	$358,637
Noncontrolling interest attributable to convertible limited partnership units	310	1,150

FFO - Diluted, including significant non-cash items (a)	$242,575	$359,787

Weighted average common shares outstanding - Basic	267,716	258,946
Incremental weighted average effect of conversion of limited partnership units	1,235	5,053
Incremental weighted average effect of stock awards (b)	1,327	4,132

Weighted average common shares outstanding - Diluted	270,278	268,131

FFO per share - Diluted, including significant non-cash items (a)	$0.90	$1.34

 FFO Per Share, excluding significant non-cash items

	Three Months Ended
	March 31,
	2009	2008

FFO - Diluted, including significant non-cash items (a)	$242,575	$359,787
Adjustments for significant non-cash items (see page 2.4)	(9,960)	-

FFO - Diluted, excluding significant non-cash items (a)	$232,615	$359,787

Weighted average common shares outstanding - Basic	267,716	258,946
Incremental weighted average effect of conversion of limited partnership units	1,235	5,053
Incremental weighted average effect of stock awards (b)	1,327	4,132

Weighted average common shares outstanding - Diluted	270,278	268,131

FFO per share - Diluted, excluding significant non-cash items (a)	$0.86	$1.34

(a)	Attributable to common shares.

(b)	Total weighted average potentially dilutive awards outstanding were 11,515 and 10,438 for the three months ended March 31, 2009 and 2008, respectively. Of the potentially dilutive instruments, 8,924 were anti-dilutive for the three months ended March 31, 2009 and substantially all were dilutive for the three months ended March 31, 2008.
Section II - Financial Statements
Page 2.5

First Quarter 2009
Direct Owned - Operating Properties

(in thousands, except for leased percentage)	March 31, 2009			December 31, 2008
	Square	Investment	Leased	Square	Investment	Leased
	Feet	Balance	Percentage	Feet	Balance	Percentage

Industrial properties:
Core portfolio:
North America
Mexico	1,334	$68,722	30.93%	1,334	$67,379	46.82%
United States	151,477	7,729,329	91.24%	151,617	7,718,609	92.86%

Total North America	152,811	7,798,051	90.71%	152,951	7,785,988	92.46%

Europe
Central Europe	307	31,294	100.00%	307	33,457	98.12%
Southern Europe	1,500	95,850	60.80%	1,478	102,282	59.06%

Total Europe	1,807	127,144	67.46%	1,785	135,739	65.78%

Asia
Korea	211	21,519	100.00%	211	22,518	100.00%

Total core portfolio	154,829	7,946,714	90.45%	154,947	7,944,245	92.16%

Development portfolio - completed developments (a):
North America	19,927	1,037,012	56.09%	16,845	772,175	47.53%
Europe (b)	20,561	1,401,846	32.59%	18,147	1,304,249	40.99%
Asia	5,772	889,169	51.49%	5,771	955,025	39.65%

Total development portfolio - completed development	46,260	3,328,027	45.07%	40,763	3,031,449	43.50%

Total industrial properties	201,089	11,274,741	80.01%	195,710	10,975,694	82.02%

Retail and mixed use properties	1,497	387,117	86.61%	1,404	358,992	94.48%

Total direct owned operating properties	202,586	$11,661,858	80.06%	197,114	$11,334,686	82.12%

(a)	These properties were developed by us originally with the intent to contribute to a property fund. See page 3.2 for detail by country/region and the total development portfolio (including properties under development) and page 3.4 for development activity.

(b)	During the first quarter of 2009, we contributed 9 properties that aggregrated 2.0 million square feet that were 95.02% leased to ProLogis European Properties Fund II.
Section III - Direct Owned
Page 3.1

First Quarter 2009
Direct Owned - Development Portfolio (a)

(in thousands, except for number of properties and leased percentage)

				Remaining	Total
	Number of	Square	Investment	Costs to	Expected	Leased
As of March 31, 2009	Properties	Feet	Balance	Incur (b)	Investment	Percentage

Industrial properties:
Completed developments:
North America:
Canada	1	110	$8,409	$789	$9,198	100.00%
Mexico	18	3,578	177,021	20,734	197,755	27.40%
United States	45	16,239	851,582	69,420	921,002	62.12%

Total North America	64	19,927	1,037,012	90,943	1,127,955	56.09%

Europe:
Central Europe	46	11,138	680,999	79,860	760,859	45.08%
Northern Europe	15	2,568	182,093	12,881	194,974	21.24%
Southern Europe	10	2,959	176,764	5,794	182,558	31.97%
United Kingdom	17	3,896	361,990	6,985	368,975	4.81%

Total Europe	88	20,561	1,401,846	105,520	1,507,366	32.59%

Asia:
Japan	7	5,726	886,137	30,681	916,818	51.10%
Korea	1	46	3,032	-	3,032	100.00%

Total Asia	8	5,772	889,169	30,681	919,850	51.49%

Total completed developments	160	46,260	3,328,027	227,144	3,555,171	45.07%

Properties under development:
North America:
Canada	1	416	22,060	6,123	28,183	0.00%
Mexico	3	812	36,106	6,677	42,783	0.00%
United States	1	253	15,641	10,944	26,585	100.00%

Total North America	5	1,481	73,807	23,744	97,551	17.08%

Europe:
Central Europe	5	1,762	94,001	52,893	146,894	40.96%
Northern Europe	11	3,252	199,444	64,126	263,570	69.40%
Southern Europe	11	2,950	132,005	96,256	228,261	52.49%
United Kingdom	1	47	2,713	1,640	4,353	100.00%

Total Europe	28	8,011	428,163	214,915	643,078	57.10%

Asia:
Japan	3	2,470	348,741	101,237	449,978	7.68%
Korea	1	170	10,458	2,211	12,669	100.00%

Total Asia	4	2,640	359,199	103,448	462,647	13.62%

Total properties under development	37	12,132	861,169	342,107	1,203,276	42.75%

Total development portfolio	197	58,392	$4,189,196	$569,251	$4,758,447	44.59%

Roll forward of development portfolio:

As of December 31, 2008 - Development portfolio (a)		60,600	$4,195,059	$885,422	$5,080,481	41.44%
Changes in the portfolio during first quarter 2009:
Change in property size estimates		(210)	-	-	-	0.35%
Changes to existing properties and effect of changes in foreign exchange rates, net		-	99,292	(303,853)	(204,561)	4.41%
Development starts (c)		394	21,899	14,893	36,792	0.65%
Reversal of development starts (c)		(381)	-	(27,211)	(27,211)	-0.40%

Development portfolio, prior to 2009 contributions		60,403	4,316,250	569,251	4,885,501	46.44%
Contributions and sales during first quarter of 2009		(2,011)	(127,054)	-	(127,054)	-1.85%

As of March 31, 2009 - Development portfolio (a)		58,392	$4,189,196	$569,251	$4,758,447	44.59%

(a)	The development portfolio includes both completed and under development industrial properties. These properties were included in our CDFS pipeline, prior to December 31, 2008. Due to changes in our business strategy, we no longer have properties in the CDFS business segment. See note 8 to Section II in Appendix A for further discussion.

(b)	These costs may include construction costs, capitalized interest and adminstrative costs, tenant improvements and leasing commissions depending on the status of the property.

(c)	See page 3.4 for more information.
Section III - Direct Owned
Page 3.2

First Quarter 2009
Direct Owned - Investing Activity

(in thousands, except acres)
 Inflows

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2009	2008	2008	2008

Net proceeds from property dispositions (a):
Contributions to property funds:
Developed and repositioned properties
Square feet	2,011	14,159	5,835	13,481
Net sales proceeds ($)	130,529	1,205,392	572,916	1,182,518
Acquired property portfolios
Square feet	-	306	993	1,084
Net sales proceeds ($)	-	18,781	107,063	79,843
Non-development (non-CDFS) properties
Square feet	-	857	-	120
Net sales proceeds ($)	-	28,380	-	7,100
Total contributions to property funds:

Square feet	2,011	15,322	6,828	14,685
Net sales proceeds ($)	130,529	1,252,553	679,979	1,269,461

Dispositions to third parties:
Developed and repositioned properties
Square feet	-	519	30	70
Net sales proceeds ($)	-	41,844	3,689	11,042
Non-development (non-CDFS) properties
Square feet	-	122	499	160
Net sales proceeds ($)	-	4,173	11,220	14,184
Land
Acres	17	36	33	38
Net sales proceeds ($)	5,181	32,610	61,058	4,984

Total dispositions to third parties:

Square feet	-	641	529	230
Net sales proceeds ($)	5,181	78,627	75,967	30,210

Total property dispositions:

Square feet	2,011	15,963	7,357	14,915
Net sales proceeds ($)	135,710	1,331,180	755,946	1,299,671

Net proceeds from other dispositions:
Disposition of China operations ($)	845,000	-	-	-
Sale of investments in the Japan property funds ($)	500,000	-	-	-

Total proceeds from other dispositions ($)	1,345,000	-	-	-

Net proceeds - all dispositions ($)	1,480,710	1,331,180	755,946	1,299,671

Outflows
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2009	2008	2008	2008

Property acquisitions:
Operating properties:
Square feet	-	807	89	947
Total purchase price ($)	-	52,555	9,793	64,188
Land:
Acres	262	207	791	576
Total purchase price ($)	102,930	86,213	342,086	226,906
Investments in property funds:
Capital contributions ($) (b)	34,500	221,023	76,398	116,856
Acquisitions of investment interest ($)	-	61,096	-	-

(a)	See note 8 to Section II in Appendix A about the changes made to our reporting of business segments.

(b)	Amounts include cash contributions made to the property funds and investment interests received in exchange for properties contributed.
Section III - Direct Owned
Page 3.3

First Quarter 2009
Direct Owned - Development Activity

(in thousands, except per square foot and acres)
 Industrial Starts and Completions

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2009 (a)	2008 (a)	2008	2008

Development Starts:
North America:
Square feet	253	(408)	357	2,693
Total expected investment ($)	26,585	(114,722)	100,165	163,072
Cost per square foot ($)	105.08	-	280.57	60.55
Europe:
Square feet	(240)	1,767	3,500	5,423
Total expected investment ($)	(17,005)	128,917	295,442	456,824
Cost per square foot ($)	-	-	84.41	84.24
Asia:
Square feet	-	(2,790)	782	2,029
Total expected investment ($)	-	(359,357)	87,661	304,579
Cost per square foot ($)	-	-	112.10	150.11
Total:

Square feet	13	(1,431)	4,639	10,145
Total expected investment ($)	9,580	(345,162)	483,268	924,475
Cost per square foot ($)	-	-	104.18	91.13

Development Completions:
North America:
Square feet	3,081	3,134	4,205	3,314
Total expected investment ($)	253,134	166,805	240,468	260,339
Cost per square foot ($)	82.16	53.22	57.19	78.56
Leased percentage at completion (b)	61.52%	91.58%	25.38%	7.02%
Leased percentage at 3/31/09	61.52%	91.58%	47.15%	42.38%
Europe:
Square feet	4,476	5,641	7,718	5,366
Total expected investment ($)	350,036	591,388	631,731	429,243
Cost per square foot ($)	78.20	104.84	81.85	79.99
Leased percentage at completion (b)	25.06%	51.68%	47.73%	73.51%
Leased percentage at 3/31/09	25.06%	53.17%	50.08%	86.42%
Asia:
Square feet	-	2,036	1,552	568
Total expected investment ($)	-	346,878	211,433	97,475
Cost per square foot ($)	-	170.37	136.23	171.61
Leased percentage at completion (b)	-	32.36%	79.25%	0.00%
Leased percentage at 3/31/09	-	48.21%	100.00%	16.32%
Total:

Square feet	7,557	10,811	13,475	9,248
Total expected investment ($)	603,170	1,105,071	1,083,632	787,057
Cost per square foot ($)	79.82	102.22	80.42	85.11
Leased percentage at completion (b)	39.92%	59.61%	44.39%	45.17%
Leased percentage at 3/31/09	39.92%	63.37%	54.92%	66.33%
Land Held for Development
	As of March 31, 2009		As of December 31, 2008 (c)
	Acres	Investment	Acres	Investment

North America	6,463	$1,115,380	6,400	$1,111,009
Europe	3,814	1,091,686	3,614	1,094,824
Asia	128	321,609	120	276,749

Total land held for development	10,405	$2,528,675	10,134	$2,482,582

(a)	Due to market conditions during the fourth quarter 2008, we halted the majority of our new development. As a result, during the first quarter of 2009, we stopped development of one property in Europe with 381,000 square feet and a total expected investment of $27.2 million and, during the fourth quarter of 2008, we stopped development of projects aggregating 4.0 million square feet with a total expected investment of $558.6 million on all three continents. Our remaining development starts in first quarter 2009, which represented only projects on which we were pre-committed, aggregated 394,000 square feet for two projects with a total expected investment of $36.8 million, both of which were fully leased. Our development starts in fourth quarter 2008 included 13 projects in Europe with 2.6 million square feet and a total expected investment of $213.5 million.

(b)	Represents the leased percentage at the end of the quarter in which the development was completed.

(c)	See note 1 to Section II in Appendix A.
Section III - Direct Owned
Page 3.4

First Quarter 2009
Investment Management - ProLogis’ Investments in Unconsolidated Investees

(in thousands, except for percentages)

	March 31, 2009		December 31, 2008
	Investment Balance	Ownership Percentage	Investment Balance	Ownership Percentage
Property funds:
ProLogis European Properties	$284,240	24.9%	$321,984	24.9%
ProLogis European Properties Fund II	302,071	33.9%	312,600	36.9%
ProLogis California LLC	106,768	50.0%	102,685	50.0%
ProLogis North American Properties Fund I	24,890	41.3%	25,018	41.3%
ProLogis North American Properties Funds VI-X	108,861	20.0%	110,561	20.0%
ProLogis North American Properties Fund XI	27,972	20.0%	28,322	20.0%
ProLogis North American Industrial Fund	188,849	23.0%	191,088	23.1%
ProLogis North American Industrial Fund II	261,000	36.9%	265,575	36.9%
ProLogis North American Industrial Fund III	147,452	20.0%	122,148	20.0%
ProLogis Mexico Industrial Fund	91,947	24.2%	96,320	24.2%
ProLogis Japan property funds (a)	-	-	359,809	20.0%
ProLogis Korea Fund	20,928	20.0%	21,867	20.0%

Total property funds	1,564,978	29.4%	1,957,977	28.1%

Other
North America	149,755		150,963
Europe	147,471		161,053

	297,226		312,016

Total investments in and advances to unconsolidated investees	$1,862,204		$2,269,993

(a)	We sold these investments in February 2009. See note 2 to Section II in Appendix A.
Section IV - Investment Management
Page 4.1

First Quarter 2009
Investment Management - Operating Portfolio

(in thousands, except for percentages)

	March 31, 2009			December 31, 2008
	Square	Current	Leased	Square	Current	Leased
	Feet	Investment (a)	Percentage	Feet	Investment (a)	Percentage
Operating industrial properties:
North America:
Property funds:
ProLogis California LLC	14,178	$698,125	99.13%	14,178	$697,590	98.67%
ProLogis North American Properties Fund I	9,406	386,661	95.57%	9,406	386,572	95.57%
ProLogis North American Properties Fund VI-X	25,547	1,529,353	86.83%	25,547	1,527,889	89.86%
ProLogis North American Properties Fund XI	4,112	219,658	95.23%	4,112	219,487	95.21%
ProLogis North American Industrial Fund	49,656	2,913,413	94.13%	49,656	2,916,806	96.31%
ProLogis North American Industrial Fund II	35,752	2,165,405	91.63%	35,752	2,161,805	94.54%
ProLogis North American Industrial Fund III	24,710	1,748,324	93.71%	24,709	1,746,538	94.39%
ProLogis Mexico Industrial Fund	9,494	588,708	90.72%	9,494	588,382	94.23%

Property funds	172,855	10,249,647	92.80%	172,854	10,245,069	94.73%
Other unconsolidated investees	756	28,347	100.00%	736	31,762	47.74%

Total North America	173,611	10,277,994	92.83%	173,590	10,276,831	94.53%

Europe:
Property funds:
ProLogis European Properties	56,279	4,509,934	96.78%	56,273	4,819,603	97.42%
ProLogis European Properties Fund II	40,861	3,809,636	98.03%	38,853	3,918,541	97.89%

Total Europe	97,140	8,319,570	97.31%	95,126	8,738,144	97.62%

Asia:
Property funds:
ProLogis Japan property funds (b)	-	-	-	27,034	5,595,985	99.56%
ProLogis Korea Fund	1,915	136,572	100.00%	1,915	142,896	100.00%

Total Asia	1,915	136,572	100.00%	28,949	5,738,881	99.59%

Total investment management operating portfolio	272,666	$18,734,136	94.48%	297,665	$24,753,856	96.01%

(a)	The current investment represents the entity’s basis in the real estate not our proportionate share.

(b)	We sold our investments in these property funds in February 2009. See note 2 to Section II in Appendix A.
Section IV - Investment Management
Page 4.2

First Quarter 2009
Investment Management - Summarized Financial Information of Property Funds

(dollars in thousands)
 FFO and Net Earnings (Loss) of the Property Funds, Combined

	For the Three Months Ended March 31, 2009
	European	North American	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

Rental income	$166,633	$218,773	$32,868	$418,274
Rental expenses	(28,805)	(52,460)	(4,532)	(85,797)

Net operating income from properties	137,828	166,313	28,336	332,477
Other expense, net, including G&A	(10,328)	(5,890)	(9,579)	(25,797)
Interest expense (4)	(44,023)	(116,370)	(7,077)	(167,470)
Current income tax expense	(6,772)	(170)	-	(6,942)

FFO of the property funds	76,705	43,883	11,680	132,268
Real estate related depreciation and amortization	(52,635)	(76,851)	(679)	(130,165)
Unrealized gains on derivative contracts (4)	-	5,028	-	5,028
Other expense, net, including deferred tax and foreign currency	(5,301)	(4,160)	-	(9,461)

Net earnings (loss) of the property funds	$18,769	$(32,100)	$11,001	$(2,330)

ProLogis’ average ownership interest for the period for FFO (5)	30.0%	25.4%	19.8%	27.6%

ProLogis’ Share of FFO and Net Earnings (Loss) of the Property Funds, Combined
	For the Three Months Ended March 31, 2009
	European	North American	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

ProLogis’ share of the property fund’s FFO	$23,040	$11,166	$2,313	$36,519
Fees paid to ProLogis (6)(7)	12,445	15,472	1,904	29,821
Amortization adjustments (8)	-	(171)	395	224

FFO recognized by ProLogis, including significant non-cash items	35,485	26,467	4,612	66,564
ProLogis’ share of losses on derivative activity recognized by the property funds (4)	-	11,283	-	11,283

FFO recognized by ProLogis, excluding significant non-cash items	$35,485	$37,750	$4,612	$77,847

ProLogis’ share of the property fund’s net earnings (loss)	$6,296	$(10,019)	$2,200	$(1,523)
Fees paid to ProLogis (6)(7)	12,445	15,472	1,843	29,760
Amortization adjustments (8)	1,578	1,477	566	3,621

Net earnings recognized by ProLogis	$20,319	$6,930	$4,609	$31,858

Condensed Balance Sheet of the Property Funds, Combined
	As of March 31, 2009
	European	North American	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

Real estate owned, before depreciation	$8,319,570	$10,249,647	$136,572	$18,705,789
Accumulated depreciation	(641,516)	(746,484)	(2,440)	(1,390,440)
Other assets	1,015,551	409,697	6,133	1,431,381

Total assets	$8,693,605	$9,912,860	$140,265	$18,746,730

Third party debt	$4,668,232	$5,637,518	$40,272	$10,346,022
Other liabilities	711,238	311,554	3,134	1,025,926

Total liabilities and noncontrolling interest	$5,379,470	$5,949,072	$43,406	$11,371,948

See our Consolidated Statements of Operations on Page 2.2, Consolidated Statements of FFO on Page 2.3 and the Reconciliations of Net Earnings to FFO on Page 2.4.
Note references are to Appendix A.
Section IV - Investment Management
Page 4.3

First Quarter 2009
Investment Management - Investing and Financing Activity

(in thousands, except percentages)
 Investing Activities - for the property funds combined

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2009	2008	2008	2008

Inflows:
Asset dispositions:
Square feet	360	93	138	5
Net sales proceeds ($)	17,512	4,010	10,017	2,667

Outflows:
Acquisitions:
Operating properties acquired from third parties:
Square feet	-	854	1,145	3,168
Total purchase price of assets acquired ($)	-	64,230	159,963	222,623

Operating properties acquired from ProLogis:
Square feet	2,011	15,322	6,828	14,685
Purchase price of assets acquired (a) ($)	130,529	1,252,553	679,979	1,269,461

Financing Activities - for each property fund, if applicable (b)

	Three Months Ended
	March 31, 2009
	Principal	Interest Rate

Debt issued:
ProLogis California LLC	$120,000	7.50%
ProLogis North American Industrial Fund III (c)	$50,732	variable

Debt Repaid (d):
ProLogis California LLC	$119,000	7.20%
ProLogis North American Industrial Fund III (c)	$61,257	variable

Debt Extended:
ProLogis California LLC - to 2010	$55,654	7.20%
ProLogis North American Industrial Fund III - to 2012 (c)	$104,184	5.57%

(a)	The purchase price reported is based on proceeds ProLogis received for these contributions.

(b)	Excludes principal amortization payments, line of credit activity and changes due to foreign currency exchange rates, if applicable.

(c)	Prologis and our fund partner each loaned the property fund approximately $25.4 million that is payable at dissolution of the property fund and bears interest at LIBOR plus 8%. The proceeds from the note payable agreements, along with operating cash, were used to repay $61.3 million of debt and the remaining debt balance of $104.2 million was extended from 2009 to 2012.

(d)	Also see page 6.3 for debt repaid in April 2009.
Section IV - Investment Management
Page 4.4

First Quarter 2009
Operating Statistics - Direct Owned Leasing and Capital Expenditure Information

(in thousands, except percentages and per square foot)
 Lease Expirations

		Annual Base Rent of		Percentage of
	Square	Expiring Leases		Total Annual
	Footage	Total	Per sq ft	Base Rents
Month to month customers	1,379	$4,250	$3.08	0.57%
Remainder of 2009	19,328	80,377	4.16	10.84%
2010	26,490	114,530	4.32	15.45%
2011	30,034	131,651	4.38	17.76%
2012	22,728	105,980	4.66	14.30%
2013	21,681	113,851	5.25	15.36%
2014	14,716	65,194	4.43	8.80%
2015	4,265	22,385	5.25	3.02%
2016	5,860	27,762	4.74	3.75%
2017	2,109	15,542	7.37	2.10%
Thereafter	9,364	59,656	6.37	8.05%

Totals	157,954	$741,178	$4.69	100.00%

Leasing Activity (a)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2009	2008	2008	2008
Square feet of leases signed during the period:

Development properties - new leases (b)	3,227	5,139	7,947	11,090
Development properties - renewals (b)	253	219	611	845
Core properties - new leases	3,332	4,059	4,068	3,535
Core properties - renewals	6,854	7,819	5,787	7,652

Total square feet of leases signed	13,666	17,236	18,413	23,122

# of leases	308	328	334	390

Weighted average customer retention	74.4%	88.0%	77.6%	87.9%

Percentage of development properties leased to repeat customers	57.1%	78.7%	53.1%	44.9%

Turnover costs:
Square feet	9,858	11,600	10,583	12,530
Cost per sq ft ($)	0.84	0.79	1.41	1.09

Capital Expenditures
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2009	2008	2008	2008
Capital expenditures ($)	5,716	9,694	13,873	6,673
Tenant improvements ($)	8,409	8,260	9,135	7,366
Leasing commissions ($)	6,890	5,483	7,420	6,592

(a)	Represents leasing activity for industrial and retail properties.

(b)	Includes leasing activity for direct owned industrial and retail properties previously included in our CDFS pipeline prior to December 31, 2008. See note 8 to Section II in Appendix A for changes made in our business segments.
Section V - Operating Statistics
Page 5.1

First Quarter 2009
Operating Statistics - Investment Management Leasing and Capital Expenditure Information

(in thousands, except percentages and per square foot)
 Lease Expirations

		Annual Base Rent of		Percentage of
	Square	Expiring Leases		Total Annual
	Footage	Total	Per sq ft	Base Rents

Month to month customers	1,589	$5,090	$3.20	0.38%
Remainder of 2009	23,486	101,625	4.33	7.71%
2010	32,816	159,264	4.85	12.08%
2011	39,386	190,040	4.83	14.41%
2012	36,246	188,300	5.20	14.28%
2013	25,553	126,361	4.95	9.58%
2014	18,765	97,512	5.20	7.39%
2015	17,093	84,808	4.96	6.43%
2016	17,398	92,151	5.30	6.99%
2017	13,633	84,052	6.17	6.37%
Thereafter	30,355	189,629	6.25	14.38%

Totals	256,320	$1,318,832	$5.15	100.00%

Leasing Activity

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2009	2008	2009	2008
Leases signed during the period:
Square feet	9,282	11,601	12,176	10,113
# of leases	141	156	139	155

Weighted average customer retention	68.5%	92.8%	80.2%	85.2%

Turnover costs:
Square feet	9,127	11,265	11,089	9,718
Cost per sq ft ($)	0.77	1.11	1.20	0.61

Capital Expenditures (a)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2009	2008	2008	2008
Capital expenditures ($)	3,828	12,289	10,471	4,467
Tenant improvements ($)	7,236	7,437	5,129	5,505
Leasing commissions ($)	4,326	6,240	4,672	4,530

(a)	Amounts represent the entity’s expenditures, not our proportionate share.
Section V - Operating Statistics
Page 5.2

First Quarter 2009
Operating Statistics - Same Store Analysis and Top Customers

(square feet in thousands)
 Same Store Analysis

	Three Months Ended
	March 31, 2009
	Total Portfolio	Adjusted Portfolio (a)

Sq Ft of Same Store Population	418,904	373,200

Percentage Change in [increase/(decrease)]:
Rental Income	1.09%	(0.98%)

Rental Expenses	2.04%	1.77%

Net Operating Income	0.78%	(1.85%)

Average Leasing	0.16%	(1.84%)

Rental Rate Growth	(4.17%)	(4.19%)
 Top Customers - Direct Owned

		Percentage of
		Annualized	Number
Rank	Customer Name	Base Rent	of Leases

1	NOL (Neptune Orient Lines)	2.30%	16
2	Home Depot, Inc	2.22%	9
3	Deutsche Post AG (DHL)	1.47%	22
4	Ford Motor Company	1.14%	7
5	PepsiCo	1.05%	6
6	Sears Holdings Corporation	0.91%	7
7	Kellogg Company	0.86%	6
8	Kimberly-Clark Corporation	0.72%	2
9	Office Depot, Inc.	0.71%	4
10	Covidien	0.67%	4
11-25	various	8.36%	64

	Total	20.41%	147

 Top Customers - Investment Management

		Percentage of
		Annualized	Number
Rank	Customer Name	Base Rent	of Leases

1	Deutsche Post AG (DHL)	4.02%	61
2	CEVA Logistics	2.31%	26
3	Unilever	1.71%	7
4	NYK Group	1.64%	17
5	Kuehne & Nagel	1.62%	20
6	Home Depot, Inc	1.33%	9
7	Geodis	1.24%	13
8	Wincanton Logistics	1.21%	23
9	Amazon.Com, Inc.	1.07%	7
10	Tesco plc	0.99%	10
11-25	various	9.85%	110

	Total	26.99%	303

(a)	This portfolio includes all same store assets as defined in Appendix B and included in the “Total Portfolio”, adjusted to exclude 188 completed development assets as of January 1, 2008 that we still own or manage as of March 31, 2009.
See definitions in Appendix B.
Section V - Operating Statistics
Page 5.3

First Quarter 2009
Operating Statistics - Geographic Distribution (a)

North America	%	%	%		%	%	%	Europe	%	%	%
	Direct	Invst.			Direct	Invst.			Direct	Invst.
	Owned	Mgmt.	Total		Owned	Mgmt.	Total		Owned	Mgmt.	Total
United States				Mexico

Atlanta	5.9	2.4	3.8	Guadalajara	0.1	0.2	0.2	Belgium	0.1	0.5	0.3
Austin	0.7	0.4	0.5	Hermosillo	-	0.1	0.1	Czech Republic	1.1	1.5	1.3
Baltimore	1.3	0.3	0.8	Juarez	0.4	0.6	0.5	France	1.8	8.5	5.6
Central Valley (CA)	2.2	1.3	1.7	Matamoros	-	0.1	0.1	Germany	1.9	4.3	3.2
Charlotte	1.7	1.2	1.4	Mexico City	1.1	0.8	1.0	Hungary	0.6	1.5	1.1
Chicago	8.8	2.3	5.1	Monterrey	0.4	0.7	0.5	Italy	0.7	2.3	1.6
Cincinnati	1.7	1.9	1.8	Nogales	-	0.1	0.0	Netherlands	0.3	2.4	1.4
Columbus	2.7	2.2	2.3	Nuevo Laredo	-	0.0	0.0	Poland	2.9	6.0	4.7
Dallas/Fort Worth	7.5	2.6	4.8	Reynosa	0.3	1.2	0.8	Romania	0.5	-	0.2
Denver	2.2	0.7	1.4	Saltillo	-	0.0	0.0	Slovakia	1.0	0.7	0.8
El Paso	1.0	0.6	0.8	Tijuana	0.3	1.1	0.7	Spain	0.8	1.6	1.3

Greenville	-	1.0	0.6					Sweden	0.4	0.8	0.6
Houston	3.4	1.3	2.2	Total Mexico	2.6%	4.9%	3.9%	United Kingdom	1.8	5.6	4.0

I-81 Corridor (East PA)	1.7	7.2	4.7
Indianapolis	1.5	3.1	2.4					Total Europe	13.9%	35.7%	26.1%

Inland Empire (Southern CA)	7.7	5.3	6.4	Canada

Las Vegas	1.0	1.7	1.4	Toronto	0.2	0.6	0.5
Los Angeles	2.6	3.1	3.0					Asia	%	%	%
Louisville	1.5	0.8	1.2						Direct	Invst.

Memphis	2.3	1.6	1.9	Total North America	82.1%	63.6%	71.7%		Owned	Mgmt.	Total

Nashville	1.4	1.0	1.1
New Jersey	3.3	4.4	4.0					Japan	3.8	-	1.7
Orlando	1.1	0.5	0.8					Korea	0.2	0.7	0.5

Phoenix	1.3	0.3	0.8
Portland	1.1	0.5	0.8					Total Asia	4.0%	0.7%	2.2%

Reno	1.5	4.9	3.4
Salt Lake City	0.3	0.6	0.4	Total Operating Properties
San Antonio	1.8	1.4	1.6
San Francisco-East Bay	2.5	0.1	1.1
San Francisco-South Bay	2.8	-	1.2
Seattle	0.6	0.1	0.3
South Florida	0.8	1.4	1.2
St. Louis	0.3	0.8	0.6
Tampa	1.7	0.2	0.8
Washington D.C.	1.2	0.5	0.8
other non-target	0.2	0.4	0.2

Total United States	79.3%	58.1%	67.3%

(a)	Based on square footage.
Section V - Operating Statistics
Page 5.4

First Quarter 2009
Debt and Other - ProLogis Debt Summary

(dollars in thousands)
 Principal Outstanding

	Interest	Due	Outstanding	Outstanding
	Rate (a)	Date	-as of 3/31/09	-as of 12/31/08

Senior notes	7.875%	May-09	$9,375	$9,375
Senior notes	1.496%	Aug-09	250,000	250,000
Senior notes	7.300%	Nov-09	25,000	25,000
Senior notes	5.250%	Nov-10	190,278	190,278
Senior notes (€350 million) (b)	4.375%	Apr-11	478,485	511,560
Senior notes	5.500%	Apr-12	450,000	450,000
Senior notes	5.500%	Mar-13	300,000	300,000
Senior notes	7.810%	Feb-15	100,000	100,000
Senior notes	9.340%	Mar-15	50,000	50,000
Senior notes	5.625%	Nov-15	400,000	400,000
Senior notes	5.750%	Apr-16	400,000	400,000
Senior notes	8.650%	May-16	50,000	50,000
Senior notes	5.625%	Nov-16	550,000	550,000
Senior notes	7.625%	Jul-17	100,000	100,000
Senior notes	6.625%	May-18	600,000	600,000
Notes matured/paid in first quarter of 2009			-	18,750
Less: discount			(9,095)	(9,553)

Total senior notes	5.540%		3,944,043	3,995,410

Convertible senior notes (b)	5.39% (c)	Apr-12 (c)	1,233,300	1,250,000
Convertible senior notes (b)	5.60% (c)	Jan-13 (c)	1,089,000	1,120,500
Convertible senior notes (b)	5.86% (c)	May-13 (c)	550,000	550,000
Less: discount			(304,892)	(330,367)

Total convertible senior notes	5.560%		2,567,408	2,590,133

Fixed rate secured debt	7.050%	Apr-12	231,360	234,044
Fixed rate secured debt	5.470%	Aug-15	130,446	131,069
Fixed rate secured debt	7.250%	Apr-16	200,840	202,326
Fixed rate secured debt	7.580%	Apr-24	192,237	192,623
Fixed rate secured debt	5.550%	various	111,515	117,854

Total secured debt	6.780%		866,398	877,916

Assessment bonds	6.510%	various	28,785	29,626

Multi-currency credit facility	1.580%	various (d)	596,944	600,519
Global line credit facility	1.360%	various (d)(e)	1,324,159	2,617,764

			1,921,103	3,218,283

Weighted average interest rate / total debt outstanding	4.820%		$9,327,737	$10,711,368

 Principal Maturities - as of March 31, 2009

Summarized by year (in millions)

2009	$311
2010	2,171
2011	528
2012	1,937
2013	2,016
2014	66
2015	556
2016	1,134
2017	106
2018	606
Thereafter	175
Discount, net	(278)

Total	$9,328

(a)	Interest rate is based on the stated rate and weighted based on borrowings outstanding as of 3/31/09.

(b)	We have repurchased some of these notes. See note 3 to Appendix A for more information.

(c)	The interest rates shown represent the effective interest rate (including non-cash amortization - see note 1 to Section II in Appendix A). The coupon rates are 2.25%, 1.875% and 2.625%, respectively. The convertible notes mature in 2037 and 2038. However, the holders of the notes have the right to require us to repurchase their notes for cash on specific dates approximately every five years beginning in 2012 and 2013, and at any time prior to their maturity upon a change in control or, with respect to some of the notes, a termination of trading (each as defined in the notes). We have reflected the maturities in 2012 and 2013 in the schedule of debt maturities based on the cash redemption date. The holders of the 1.875% notes we issued in November 2007 have the option to convert their notes beginning in November 2012.

(d)	These amounts have been reflected in the maturity schedule assuming we exercise our option to extend these facilities to October 2010.

(e)	The outstanding balance does not include $108.6 million related to a building in Japan that is held for sale. The outstanding balance is included in Discontinued Operations - Assets Held for Sale in our accompanying Consolidated Balance Sheets.
Section VI - Debt and Other
Page 6.1

First Quarter 2009
Debt and Other - ProLogis Debt Analysis

(dollars and shares in thousands)
 Lines of Credit - as of March 31, 2009

			Outstanding
	Total	Debt	Letters of	Remaining
	Commitment	Balance	Credit	Capacity

Global Line (a)	$3,577,799	$1,432,717	$107,165	$2,037,917
Multi-currency credit facility	600,000	596,944	-	3,056
Other (b)	22,419	-	22,419	-

Totals	$4,200,218	$2,029,661	$129,584	$2,040,973

Financing Activity (c)

	Three Months Ended
	March 31, 2009
	Principal	Interest Rate
Debt Issued
- None -	-	-

Debt Repaid / Repurchased (d)
Senior notes:
Due 2009	$18,750	8.720%
Convertible senior notes:
Due 2012	$16,700	5.390%
Due 2012	$31,500	5.600%
Secured debt:
Due 2009	$5,378	7.180%

Market Capitalization

		Shares or Equivalents	Market Price - as of	Market Value
		Outstanding (d)	March 31, 2009	Equivalents

8.54% Series C Cumulative Redeemable Preferred Shares		2,000	$27.00	$54,000
6.75% Series F Cumulative Redeemable Preferred Shares		5,000	$7.79	38,950
6.75% Series G Cumulative Redeemable Preferred Shares		5,000	$7.81	39,050

		12,000		132,000

Common Shares (e)		267,794	$6.50	1,740,662
Convertible limited partnership units (1,234 units)		1,235	$6.50	8,028

		269,029		1,748,690

Total equity				1,880,690
Total debt				9,327,737

Total market capitalization				$11,208,427

(a)	Included in the Debt Balance is $108.6 million that relates to a building in Japan that is held for sale. The outstanding balance is included in Discontinued Operations - Assets Held for Sale in our accompanying Consolidated Balance Sheets.

(b)	During the first quarter of 2009, we reduced the commitment of this facility to the balance of the outstanding letters of credit.

(c)	Excludes principal amortization payaments, line of credit activity and changes due to foreign exchange rates, if applicable.

(d)	See note 3 to Section II in Appendix A regarding the debt we repurchased in April 2009.

(e)	See note 4 to Section II in Appendix A regarding the equity offering that was completed in April 2009.
Section VI - Debt and Other
Page 6.2

First Quarter 2009
Debt and Other - Property Fund Debt Summary

(dollars in thousands)
  Principal maturities of third party debt for each property fund - as of March 31, 2009

	Wtd. Avg.
	Int. Rate	2009	2010	2011	2012	2013	2014

ProLogis European Properties (a)	4.61%	$459,171	$1,647,031	$-	$355,874	$-	$683,550
ProLogis European Properties Fund II	3.00%	-	1,162,253	-	-	360,353	-
ProLogis California LLC	7.01%	138,048	55,654	-	-	-	-
ProLogis North American Properties Fund I	7.59%	-	130,554	111,750	-	-	-
ProLogis North American Properties Funds VI-X	5.50%	1,580	2,216	2,348	882,132	12,422	-
ProLogis North American Properties Fund XI	4.47%	14,819	42,901	626	670	413	-
ProLogis North American Industrial Fund	5.68%	-	-	190,000	78,000	169,500	-
ProLogis North American Industrial Fund II (b)	4.41%	457,393	111,460	-	154,000	64,000	160,000
ProLogis North American Industrial Fund III	5.75%	1,844	2,571	120,705	107,029	385,570	146,462
ProLogis Mexico Industrial Fund	6.01%	-	-	-	99,149	170,000	-
ProLogis Korea Fund	6.46%	-	-	13,376	26,896	-	-

Total		$1,072,855	$3,154,640	$438,805	$1,703,750	$1,162,258	$990,012

							Grand
	2015	2016	2017	2018	Thereafter	Discount	Total

ProLogis European Properties	$-	$-	$-	$-	$-	$-	$3,145,626
ProLogis European Properties Fund II	-	-	-	-	-	-	1,522,606
ProLogis California LLC	-	-	-	-	120,000	-	313,702
ProLogis North American Properties Fund I	-	-	-	-	-	-	242,304
ProLogis North American Properties Funds VI-X	-	-	-	-	-	-	900,698
ProLogis North American Properties Fund XI	-	-	-	-	-	(280)	59,149
ProLogis North American Industrial Fund	108,665	444,000	394,000	101,000	-	-	1,485,165
ProLogis North American Industrial Fund II	-	136,500	150,000	104,700	-	(11,915)	1,326,138
ProLogis North American Industrial Fund III	-	-	-	280,000	-	(2,968)	1,041,213
ProLogis Mexico Industrial Fund	-	-	-	-	-	-	269,149
ProLogis Korea Fund	-	-	-	-	-	-	40,272

Total	$108,665	$580,500	$544,000	$485,700	$120,000	$(15,163)	$10,346,022

 Principal maturities of third party debt for the property funds combined - as of March 31, 2009
 Line of credit information for each property fund, as applicable - as of March 31, 2009

	Total	Debt	Remaining
	Commitment	Balance	Capacity

ProLogis European Properties (a)(c)	$1,230,390	$1,046,862	$183,528
ProLogis European Properties Fund II (c)	1,367,100	1,162,252	204,848
ProLogis North American Industrial Fund	250,000	-	250,000

	$2,847,490	$2,209,114	$638,376

(a)	Included in 2009 maturities for PEPR is $459.2 million of secured debt with a 5.72% interest rate that was repaid on April 6, 2009. Included in the 2010 maturities is $280.9 million borrowing on PEPR’s line of credit that was used to repay the secured debt with the remaining amount coming from cash on hand.

(b)	The amounts due in 2009 for this fund is payable to our fund partner.

(c)	These lines of credit are denominated in euro and British pound. Amounts are shown in US dollar using the exchange rate as of March 31, 2009.
Section VI - Debt and Other
Page 6.3

First Quarter 2009
Debt and Other - ProLogis Debt Covenant Ratios

 Credit Facilities

		Actual
	Required	Compliance
Financial Covenant	Compliance	at 3/31/09

Minimum Net Worth	> $4.7 billion	$8.0 billion
Fixed Charge Coverage Ratio (a)	> 1.75	1.88
Unencumbered Debt Service Coverage Ratio	> 1.75	2.27
Maximum Consolidated Leverage to Total Asset Value (a)	< 60%	52%
Restricted Investment Test Limiting Non-Industrial Investments (a)	< 25%	14%
Maximum Secured Debt to Total Asset Value (a)	< 25%	15%
Permitted Distributions (b)	not applicable

(a)	As specified under the credit agreements, compliance with certain of these financial covenants requires the inclusion of our consolidated amounts and our proportionate share of our unconsolidated investees.

(b)	Measured on a calendar year basis only. We are permitted to distribute the greater of 95% of FFO or the amount required to maintain our REIT status.
 Senior Notes

			Second		Seventh
	Original Indenture		Supplemental Indenture		Supplemental Indenture
		Actual		Actual		Actual
	Required	Compliance at	Required	Compliance at	Required	Compliance at
Financial Covenant	Compliance	3/31/09	Compliance	3/31/09	Compliance	3/31/09

Outstanding Indebtedness to Adjusted Total Assets	< 60%	55%	< 65%	48%	< 65%	50%
Fixed Charge Coverage Ratio	> 1.5	3.3	> 1.5	2.5	> 1.5	2.3
Unencumbered Assets Ratio to Unsecured Debt	> 1.5	2.1	> 1.25	2.1	> 1.25	2.0
Maximum Secured Debt to Adjusted Total Assets (c)	< 40%	20%	< 40%	4%	< 40%	4%

(c)	Under the Original Indenture, only the securities issued under the Indenture are considered unsecured debt and substantially all of our other senior debt, including our Credit Facilities, are considered secured debt for purposes of covenant calculations. Under the second and seventh supplemental indentures, for purposes of the covenant calculations, we include all of our senior debt, including our Credit Facilities, as unsecured debt.
See Definitions in Appendix B.
Section VI - Debt and Other
Page 6.4

First Quarter 2009
Debt and Other - Components of Net Asset Value for ProLogis (1)

(in thousands, except for percentages)
 Income Items

	First		ProLogis’
	Quarter 2009		Weighted Average		Pro Rata
	Pro Forma		Ownership		Annualized
	NOI (2)		Interest		Pro Forma NOI

Operating properties (2)	$204,830	x	100.0%	x 4	$819,320

Investment Management segment - North America funds (2)	$164,363	x	28.9%	x 4	$189,740

Investment Management segment - Korea Fund (2)	$2,522	x	20.0%	x 4	$2,018

Actual
First Quarter
2008
Property management fee income	$33,727
Gains on dispositions of development properties recognized in FFO	$1,760
Development management and other income	$2,761

Balance Sheet Items - as of March 31, 2009

Investment in and advances to PEPR (based on the net asset value of the units) (3)	$488,437

Investment in and advances to PEPR (based on the trading price of the units) (3)	$97,528

Investment in and advances to PEPF II (based on the net asset value of the units) (4)	$477,521

Discontinued operations - assets held for sale, net of liabilities	$9,036

Investments in other unconsolidated investees	$297,226

Investments in land and development projects:
Properties under development	$861,169
Land held for development	2,528,675

Total investments in land and development projects	$3,389,844

Other assets:
Cash and cash equivalents	$123,779
Deposits, prepaid assets and other tangible assets (5)	613,935
Accounts and notes receivable	155,066
Our share of other tangible assets of the North America and Korea property funds	51,919

Total other assets	$944,699

Liabilities and preferred equity:
Total liabilities, excluding discontinued operations	$(10,682,833)
Our share of third party debt of the North America and Korea property funds	(1,561,292)
Our share of other third party liabilities of the North America and Korea property funds	(43,489)

Total liabilities	(12,287,614)
Preferred shares	(350,000)

Total liabilities and preferred equity	$(12,637,614)

See Appendix A for note references
Section VI - Debt and Other
Page 6.5

Fourth Quarter 2009
Notes to Supplemental Information

Notes to Section II- Financial Statements
Please also refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q for further information about us and our business. Certain 2008 amounts included in this supplemental information package have been reclassified to conform to the 2009 presentation. Please also read the Definitions included in Appendix B.
(1)	In May 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position APB 14-1 “Accounting for Convertible Debt Instruments that May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”), that requires separate accounting for the debt and equity components of convertible debt. The value assigned to the debt component is the estimated fair value of a similar bond without the conversion feature at the time of issuance, which would result in the debt being recorded at a discount. The resulting debt discount is amortized through the first redeemable option date as additional non-cash interest expense. We adopted FSP APB 14-1 on January 1, 2009, as required, on a retroactive basis to the convertible notes we issued in 2007 and 2008. As a result, we restated our 2008 results to reflect the additional interest expense and the additional capitalized interest related to our development activities for both properties we currently own, as well as properties that were contributed during the applicable periods. This restatement impacted earnings and FFO.

The following tables illustrate the impact of the restatement on our Consolidated Balance Sheets and Consolidated Statements of Operations and FFO for these periods (in thousands):

	As of December 31, 2008
		FSP APB 14-1
	As Reported	adjustments	As Adjusted

Consolidated Balance Sheet:
Real estate	$15,706,172	$19,100	$15,725,272
Other assets	$1,129,182	$(2,189)	$1,126,993
Debt	$11,007,636	$(296,268)	$10,711,368
Additional paid in capital	$6,688,615	$381,493	$7,070,108
Distributions in excess of net earnings	$(587,199)	$(68,314)	$(655,513)

	For the three months ended, March 31, 2008
		FSP APB 14-1
	As Reported	adjustments	As Adjusted
			(before 2009 discontinued
			operations adjustment)

Consolidated Statements of Operations and FFO:
Cost of CDFS dispositions	$1,068,639	$126	$1,068,765
Interest expense, net of capitalization	$85,124	$10,358	$95,482
Net earnings attributable to controlling interests	$200,359	$(10,484)	$189,875
(2)	On February 9, 2009, we sold our operations in China and our property fund interests in Japan to affiliates of GIC Real Estate, the real estate investment company of the Government of Singapore Investment Corporation (“GIC RE”), for total cash consideration of $1.3 billion ($845 million related to China and $500 million related to the Japan investments). The proceeds were used primarily to pay down borrowings on our credit facilities.

All of the assets and liabilities associated with our China operations were classified as Assets and Liabilities Held for Sale in our accompanying Consolidated Balance Sheet as of December 31, 2008. In the fourth quarter of 2008, based on the carrying values of these assets and liabilities, as compared with the estimated sales proceeds less costs to sell, we recognized an impairment of $198.2 million. In connection with the sale in the first quarter of 2009, we recognized a $3.3 million gain on sale. In addition, the results of our China operations are presented as discontinued operations in our accompanying Consolidated Statements of Operations for all periods. All operating information presented throughout this report excludes China operations.

In connection with the sale of our investments in the Japan property funds, we recognized a gain of $180.2 million. The gain is reflected as CDFS Proceeds in our Consolidated Statements of Operations and FFO, as it represents the recapture of previously deferred gains on the contribution of properties to the property funds based on our ownership interest in the property funds at the time of original contribution of properties. We also recognized $20.5 million in current income tax expense related to the Japan portion of the transaction.

In addition, we have entered into an agreement to sell one property in Japan to GIC RE. This property is classified as Held for Sale in our accompanying Consolidated Balance Sheets as of March 31, 2009 and December 31, 2008, along with borrowings of $108.6 million under our credit facilities, and its operations have been included in Discontinued Operations for all periods presented in our accompanying Consolidated Statements of Operations. See note 14 for more information on this and other properties classified as discontinued operations.

(3)	During March and April 2009, we repurchased several series of notes outstanding, as follows:
•	In March 2009, we repurchased $16.7 million original principal amount of our 2.25% convertible senior notes due 2037 (which have a cash put right in 2012) for approximately $9.2 million and $31.5 million of our 1.875% convertible senior notes due 2037 (which have a cash put right in 2013) for approximately $15.6 million. In connection with these transactions, we recognized a gain of $17.9 million that is reported as “Gain on Early Extinguishment of Debt” in our Consolidated Statements of Operations and FFO. The gain
Appendix A
Page - 1 -

First Quarter 2009
Notes to Supplemental Information

Notes to Section II- Financial Statements (continued)
represents the discount related to that portion of the original principal amount that was reflected as “Debt” at the time of the buyback (see note 1 above).

•	During April 2009, we repurchased an additional $7.5 million original principal amount of our 2.25% convertible senior notes due 2037 for approximately $4.4 million, an additional $190.1 million original principal amount of our 1.875% convertible senior notes due 2037 for approximately $107.0 million and $27.4 million original principal amount of our 2.625% convertible senior notes due 2038 (which have a cash put right in 2013) for approximately $17.0 million.

•	Also during April 2009, we repurchased €42.65 million (approximately $58.3 million at March 31, 2009) original principal amount of our 4.375% senior notes due April 2011 for approximately €32.0 million (approximately $43.7 million at March 31, 2009).
The repurchase of certain of our debt is in line with our announced initiatives to reduce debt. We expect to continue to repurchase our debt depending on market conditions and other factors.

(4)	In April 2009, we completed a public offering of 174.8 million common shares at a price of $6.60 per share, including an overallotment option of 22.8 million shares that was exercised by the underwriters prior to closing. On April 14, 2009, we closed on the offering and received net proceeds, after underwriters discount but prior to offering expenses, of $1.1 billion. The proceeds were used to repay borrowings under our credit facilities, which includes borrowings that were made on our credit facilities in April 2009 to repurchase certain convertible and senior notes (see note 3).

(5)	The additional losses recognized in Accumulated Other Comprehensive Loss in the first quarter of 2009 in our Consolidated Balance Sheet are principally the result of the sale of our China operations and investments in the Japan property funds in February 2009 and the strengthening of the US dollar against the euro, yen and pound sterling during this time. The strengthening US dollar results in lower net assets upon translation of our international operations into US dollars.

(6)	We adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 160 “Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51” (“SFAS 160”) on January 1, 2009. SFAS 160 requires noncontrolling interests (previously referred to as minority interests) to be reported as a component of equity and changes the accounting for transactions with noncontrolling interest holders.

(7)	In our Consolidated Statements of Operations, rental income includes the following (in thousands):

	Three Months Ended
	March 31,
	2009	2008

Rental income	$175,650	$196,916
Rental expense recoveries	53,930	58,827
Straight-lined rents	8,882	6,816

	$238,462	$262,559

(8)	During the fourth quarter of 2008, in response to the current market conditions, we modified our business strategy. As a result, as of December 31, 2008, we have two operating segments - Direct Owned and Investment Management, and we no longer have a CDFS Business segment. We presented the results of operations of our CDFS Business segment separately in 2008.

Our direct owned segment represents the direct, long-term ownership of industrial properties. Our investment strategy in this segment focuses primarily on the ownership and leasing of industrial properties in key distribution markets. We consider these properties to be our Core Portfolio. Also included in this segment are operating properties we developed with the intent to contribute the properties to an unconsolidated property fund that we previously referred to as our “CDFS Pipeline” and, beginning December 31, 2008, we now refer to as our Completed Development Portfolio. We may contribute either Core or Development properties to the property funds, to the extent there is fund capacity, or sell them to third parties. When we contribute or sell Development properties, we recognize FFO to the extent the proceeds received exceed our original investment (i.e. prior to depreciation). However, beginning January 1, 2009, we now present the results as Net Gains on Dispositions, rather than as CDFS Proceeds and Cost of CDFS Dispositions. In addition, we have industrial properties that are currently under development (also included in our Development Portfolio) and land available for development that are part of this segment as well. The investment management segment represents the investment management of unconsolidated property funds and joint ventures and the properties they own.

(9)	Beginning in 2009, we are reporting the direct costs associated with our investment management segment for all periods presented as a separate line item “Investment Management Expenses” in our Consolidated Statements of Operations and FFO. These costs include the property management expenses associated with the property-level management of the properties owned by the property funds (previously included in Rental Expenses) and the investment management expenses associated with the asset management of the property funds (previously included in General and Administrative Expenses). In order to allocate the property management expenses between the
Appendix A
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First Quarter 2009
Notes to Supplemental Information

Notes to Section II- Financial Statements (continued)
properties owned by us and the properties owned by the property funds, we use the square feet owned at the beginning of the period by the respective portfolios.

(10)	As we previously announced in the fourth quarter of 2008, in response to the difficult economic climate, we initiated general and administrative expense (“G&A”) reductions with a near-term target of a 20 to 25% reduction in G&A prior to capitalization or allocation. These initiatives include a Reduction in Workforce (“RIF”) and reductions to other expenses through various cost savings measures. Due to the changes in our business strategy in the fourth quarter of 2008, we have halted the majority of our new development activities, which, along with lower gross G&A, has resulted in lower capitalized G&A. Our G&A included in our Statements of Operations consisted of the following (in thousands):

	Three Months Ended
	March 31,
	2009	2008

Gross G&A expense	$77,840	$95,374
Capitalized amounts and amounts reported as rental and investment management expenses	(29,597)	(49,110)

Net G&A	$48,243	$46,264

In the fourth quarter of 2008 and the first quarter of 2009, we recognized $23.1 million and $4.5 million, respectively, of expenses related to the RIF program. We may have additional RIF charges in the future.

(11)	For the three months ended March 31, 2009 and 2008, included in Earnings/Loss from Unconsolidated Property Funds in our Consolidated Statements of Operations was a loss of $9.7 million and $31.6 million, respectively, related to our share of derivative activity within the property funds (see note 4 to Section IV for additional information). Included in FFO from unconsolidated property funds for 2009 and 2008 was $11.6 million and $3.0 million, respectively, of our share of realized losses that we include in our calculation of FFO. In 2009, $11.3 million of this amount relates to contracts that were settled in previous periods and, therefore, these amounts are excluded in our calculation of FFO, excluding significant non-cash items.

(12)	The following table presents the components of interest expense as reflected in our Consolidated Statements of Operations (in thousands):

	Three Months Ended
	March 31,
	2009	2008

Interest expense	$101,859	$121,970
Amortization of FSP APB 14-1 discount	17,838	13,759
Amortization of discount (premium), net	874	(593)
Amortization of deferred loan costs	3,378	2,809

Interest expense before capitalization	123,949	137,945
Capitalized amounts	(31,017)	(42,319)

Net interest expense	$92,932	$95,626

The decrease in interest expense in 2009 over 2008 is due to lower debt levels and lower borrowing rates, offset by lower capitalization due to less development activity.

(13)	During the first quarter of 2009 and 2008, we recognized net foreign currency exchange gains and losses, respectively, related to the remeasurement of inter-company loans between the U.S. and our consolidated subsidiaries in Japan and Europe due to the fluctuations in the exchange rates of US dollars to the yen, the euro and pound sterling between December 31st and March 31st of the applicable years. These gains and losses related to inter-company loans are not included in our calculation of FFO.

(14)	The operations of the properties held for sale or disposed of to third parties and the aggregate net gains recognized upon their disposition are presented as discontinued operations in our Consolidated Statements of Operations for all periods presented, unless the property was developed under a pre-sale agreement.

As discussed in Note 2 above, all of the assets and liabilities associated with our China operations and the one property in Japan that we expect to sell to GIC RE in the second quarter of 2009 were classified as Assets and Liabilities Held for Sale in our accompanying Consolidated Balance Sheet as of December 31, 2008. As of March 31, 2009, the Japan building and one other property that met the criteria were classified as held for sale on our Consolidated Balance Sheets.

During 2009, other than our China operations, we did not sell any properties to third parties. During 2008, we disposed of 15 properties to third parties, six of which were development properties, as well as land subject to ground leases.
Appendix A
Page - 3 -

First Quarter 2009
Notes to Supplemental Information

Notes to Section II- Financial Statements (continued)
The income (loss) attributable to these properties and our China operations were as follows (in thousands):

	Three Months Ended
	March 31,
	2009	2008
Rental income	$5,073	$6,917
Rental expenses	(2,068)	(2,510)
Depreciation and amortization	(1,164)	(1,804)
Other expenses, net	(574)	(3,685)

Income (loss) attributable to disposed properties	$1,267	$(1,082)

For purposes of our Consolidated Statements of FFO, we do not segregate discontinued operations. In addition, we include the gains from disposition of development properties (2009) and CDFS properties (2008) in the calculation of FFO, including those classified as discontinued operations.

(15)	In connection with purchase accounting, we record all of the acquired assets and liabilities at the estimated fair values at the date of acquisition. For our taxable subsidiaries, we generally recognize the deferred tax liabilities that represent the tax effect of the difference between the tax basis carried over and the fair values of these assets at the date of acquisition. As taxable income is generated in these subsidiaries, we recognize a deferred tax benefit in earnings as a result of the reversal of the deferred tax liability previously recorded at the acquisition date and we record current income tax expense representing the entire current income tax liability. In our calculation of FFO, we only include the current income tax expense to the extent the associated income is recognized for financial reporting purposes.
Notes to Section IV-Investment Management
(1)	The European funds include PEPR and PEPF II. We contributed 9 properties from our development portfolio to PEPF II during the first quarter of 2009. In February 2009, PEPR sold their remaining 10.4% interest in PEPF II to third parties for €14.4 million ($18.5 million). No gain or loss was recorded, as PEPR wrote down its investment in PEPF II in 2008 based on offers received.

(2)	Included in North American funds are 12 property funds. We have not contributed any properties to these funds thus far in 2009.

(3)	The Asian funds include the Japan property funds through February 9, 2009 and ProLogis Korea Fund. On February 9, 2009, we sold our property fund interests in Japan to GIC RE (see note 2 to Section II for additional information).

(4)	Certain property funds in North America have issued short-term bridge financing to finance their acquisitions of properties from us and third parties and entered into interest rate swap contracts that were designated as cash flow hedges to mitigate the volatility in interest rates. Based on the anticipated refinancing of the bridge financings with long-term debt issuances, certain of these derivative contracts no longer met the requirements for hedge accounting during 2008 and 2009 and, therefore, the change in the fair value of these contracts were recorded through earnings, along with the gain or loss on settlement of the contracts. When these interest rate swap contracts are settled, the realized gain or loss is recorded in interest expense and included in our calculation of FFO. In 2009, these losses relate to contracts that were settled in previous periods and are therefore being added back to our calculation of FFO, excluding significant non-cash items.

(5)	The total average ownership is weighted based on each entity’s contribution to total FFO for the period presented.

(6)	In addition to the property and asset management fees earned by us and expensed by the property funds, we earn other fees for leasing, development and other activities performed on behalf of the property funds. Certain of these fees are capitalized by the property funds (primarily leasing and development fees). We defer an amount of the leasing and development fees we earn in an amount proportionate to our ownership interest in the property fund. The deferred fees are recognized in income in future periods by reducing depreciation expense (related to the capitalized fees) when we recognize our share of the earnings or losses of the property fund under the equity method- see note 8 below.

(7)	We are still managing the properties owned by the Japan property funds, although these fees only reflect those amounts earned while we had ownership interest in the funds.

(8)	These are adjustments to the amounts that we recognize under the equity method that are necessary to adjust for differences between our investment and the property fund’s basis in certain items, primarily arising due to deferred proceeds and fees that were not recognized when earned by us due to our ownership interest in the property fund. For FFO and EBITDA, deferred fees and proceeds are only recognized when the underlying asset is sold to a third party by the property fund.
Appendix A
Page -4-

First Quarter 2009
Notes to Supplemental Information

Notes to Section VI - Debt and Other
(1)	The components of Net Asset Value provided on Page 6.5 do not consider the potential growth in rental and fee income streams or the franchise value associated with our global operating platform.

(2)	A reconciliation of rental income and rental expenses computed under GAAP to pro forma net operating income (NOI) for purposes of the Net Asset Value calculation for us and the property funds, excluding PEPR and PEPF II, for the three months ended March 31, 2009 is as follows (amounts in thousands). PEPR has publicly traded units and both PEPR and PEPF II are subject to valuations under International Financial Reporting Standards (IFRS) and, therefore, separate calculations using pro forma NOI are not necessary (see comments 3 and 4 below).

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
		ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Mexico	ProLogis
(in thousands, except percentages and per unit)		California	Properties	Properties	Properties	Industrial	Industrial	Industrial	Industrial	Korea
	ProLogis	LLC	Fund I	Funds VI - X	Fund XI	Fund	Fund II	Fund III	Fund	Fund

ProLogis’ ownership interest as of 3/31/09	100.0%	50.0%	41.3%	20.0%	20.0%	23.0%	36.9%	20.0%	24.2%	20.0%
Calculation of pro forma NOI (a):
Rental income	$238,462	$22,881	$11,005	$31,243	$4,816	$63,033	$40,819	$31,735	$13,241	$2,526
Straight-lined rents and amortization of lease intangibles (b)	(8,912)	192	(13)	(434)	63	(1,459)	(943)	(1,058)	(57)	103
Net termination fees and adjustments (c)	(55)	(4)	(16)	139	-	(19)	10	(231)	-	-

Adjusted rental income	229,495	23,069	10,976	30,948	4,879	61,555	39,886	30,446	13,184	2,629

Rental expenses	(73,301)	(4,058)	(2,709)	(9,902)	(1,335)	(16,657)	(9,619)	(6,519)	(1,661)	(107)
Certain fees paid to ProLogis (d)	-	156	103	271	45	605	383	296	21	-

Adjusted rental expenses	(73,301)	(3,902)	(2,606)	(9,631)	(1,290)	(16,052)	(9,236)	(6,223)	(1,640)	(107)

Adjusted NOI	156,194	19,167	8,370	21,317	3,589	45,503	30,650	24,223	11,544	2,522
Less: actual NOI on certain properties (e)	(16,503)	-	-	-	-	-	-	-	-	-
Add: stabilized NOI on certain properties (f)	65,139	-	-	-	-	-	-	-	-	-

Pro forma NOI	$204,830	$19,167	$8,370	$21,317	$3,589	$45,503	$30,650	$24,223	$11,544	$2,522

(a)	Pro forma NOI represents: (i) rental income computed under GAAP for each applicable property, including rental expense recoveries, with certain adjustments (see (b) and (c) below); (ii) less rental expenses computed under GAAP for each applicable property adjusted to exclude certain fees paid to us that have been recognized as rental expenses by the property funds (see (d) below); and (iii) as adjusted to reflect developed and acquired properties at a stabilized yield for the entire period (see (e) and (f) below).

(b)	Straight-lined rents and amortization of above and below market leases are removed from rental income computed under GAAP to allow for the calculation of a cash yield.

(c)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance.

(d)	These miscellaneous fees are removed because they represent costs that are specific to the ownership structures of the individual property fund and are not necessarily indicative of expenses that would be incurred under other structures.

(e)	The NOI for properties that were acquired, disposed of or completed development during the three-month period is removed. NOI for ProLogis excludes discontinued operations, which relates to properties sold to third parties (see (f) below).

(f)	NOI is adjusted to reflect a full period of operations for properties that were acquired during the three-month period. In addition, for ProLogis, NOI is adjusted to include the estimated stabilized NOI on Completed Development properties that are not stabilized.
(3)	At March 31, 2009, the Net Asset Value of our equity investment in PEPR was as follows (in thousands, except per unit amounts):

Number of equity units held by ProLogis on March 31, 2009	47,454	Number of equity units held by ProLogis on March 31, 2009	47,454
Net asset value per unit at March 31, 2009, in euros (a)	€7.54	Price per unit at March 31, 2009, in euros (b)	€1.35

Total in euros	€357,803	Total in euros	€64,063
Euro to U.S. dollar exchange rate at March 31, 2009	1.3308	Euro to U.S. dollar exchange rate at March 31, 2009	1.3308

Total in U.S. dollars	$476,164	Total in U.S. dollars	$85,255
Net amounts owed to ProLogis	12,273	Net amounts owed to ProLogis	12,273

Total Net Asset Value at March 31, 2009	$488,437	Total Net Asset Value at March 31, 2009	$97,528

(a)	Based on PEPR’s IFRS net asset value per unit as of March 31, 2009.

(b)	Based on the closing price of PEPR units on the Euronext Amsterdam stock exchange.

(4)	At March 31, 2009, the Net Asset Value of our equity investment in PEPF II was as follows (in thousands, except per unit amounts):

Number of equity units held by ProLogis on March 31, 2009	58,062
Net asset value per unit at March 31, 2009, in euros (a)	€6.14

Total in euros	€356,501
Euro to U.S. dollar exchange rate at March 31, 2009	1.3308

Total in U.S. dollars	$474,432
Net amounts owed to ProLogis	3,089

Total Net Asset Value at March 31, 2009	$477,521

(a)	Based on PEPF II’s IFRS net asset value per unit as of March 31, 2009.
(5)	These items are reflected in our Consolidated Balance Sheets as components of “Other Assets” and “Investments in Real Estate Assets - Other Investments”.
Appendix A
Page -5-

First Quarter 2009
Definitions

Completed Development Portfolio – Includes industrial operating properties we developed with the intent to contribute the properties to an unconsolidated property fund, which we previously included in our “CDFS Pipeline”. These properties are now part of our Direct Owned Segment.
Core Portfolio – Includes industrial operating properties that we own directly, excluding the Completed Development Portfolio.
Debt Covenants –
Credit Facilities – We have two credit facilities with aggregate borrowing capacity of $4.2 billion and outstanding borrowings of $2.0 billion as of March 31, 2009. This includes our Global Line, where a syndicate of banks allows us to draw funds in U.S. dollar, euro, Japanese yen, British pound sterling, South Korean won and Canadian dollar. This also includes a multi-currency credit facility that allows us to borrow in U.S. dollar, euro, Japanese yen, and British pound sterling. The total commitments under our credit facilities fluctuate in U.S. dollars based on the underlying currencies.
These credit facilities have very similar terms, including identical financial covenants that are calculated based on the definitions contained within the agreements and may be different than similar terms in our Consolidated Financial Statements as provided in our Forms 10-K and 10-Q or with the covenants related to our Senior Notes. Compliance with certain of these financial covenants requires the inclusion of our consolidated amounts and our proportionate share of our unconsolidated investees. As of March 31, 2009, we were in compliance with all of our debt covenants under these agreements.
Senior Notes – We have approximately $6.3 billion of senior unsecured notes outstanding as of March 31, 2009, that have been issued under the 1995 indenture (“Original Indenture”) or supplemental indentures. We refer to the Original Indenture, as amended by supplemental indentures, collectively as the “Indenture”. These notes are subject to certain financial covenants, other than the convertible senior notes that, although issued under the Indenture, are not subject to financial covenants. In November 2005, in connection with the issuance of senior notes, we modified certain financial and operating covenants under the Indenture. Also, in May 2008, in connection with an additional issuance of senior notes, we further modified certain financial and operating covenants under the Indenture.
All notes issued under the Indenture are currently subject to the Original Indenture covenants until all senior notes outstanding prior to November 2, 2005 are repaid. At that time, any senior notes issued on or after November 2, 2005 and before May 7, 2008 will be subject to the covenants as modified in November 2005 under the Second Supplemental Indenture (and such notes are also currently subject to such modified covenants), and any senior notes issued on or after May 7, 2008 will be subject to the covenants as modified in May 2008 under the Seventh Supplemental Indenture (and such notes are also currently subject to such modified covenants).
The covenants are calculated based on the definitions as defined within the Indenture and may be different than similar terms in our Consolidated Financial Statements as provided in our Forms 10-K and 10-Q or with the covenants under our credit facilities above. As of March 31, 2009, we were in compliance with all debt covenants.
FFO, FFO including significant non-cash items, FFO excluding significant non-cash items (collectively referred to as “FFO”) – FFO is a non-GAAP measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although NAREIT has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business. FFO, as we define it, is presented as a supplemental financial measure. We do not use FFO as, nor should it be considered to be, an alternative to net earnings computed under GAAP as an indicator of our operating performance or as an alternative to cash from operating activities computed under GAAP as an indicator of our ability to fund our cash needs.
FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe net earnings computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, we believe our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.
NAREIT’s FFO measure adjusts net earnings computed under GAAP to exclude historical cost depreciation and gains and losses from the sales of previously depreciated properties. We agree that these two NAREIT adjustments are useful to investors for the following reasons:
(a) historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.
(b) REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of FFO, of gains and losses from the sales of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activity and assists in comparing those operating results between periods. We include the gains and losses from dispositions of land, development properties and properties acquired in our CDFS business segment, as well as our proportionate share of the gains and losses from dispositions recognized by the property funds, in our definition of FFO.
Appendix B
Page - 1 -

First Quarter 2009
Definitions

At the same time that NAREIT created and defined its FFO concept for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe financial analysts, potential investors and shareholders who review our operating results are best served by a defined FFO measure that includes other adjustments to net earnings computed under GAAP in addition to those included in the NAREIT defined measure of FFO.
Our defined FFO, including significant non-cash items, measure excludes the following items from net earnings computed under GAAP that are not excluded in the NAREIT defined FFO measure:
(i)	deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;

(ii)	current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure;

(iii)	certain foreign currency exchange gains and losses resulting from certain debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated investees;

(iv)	foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated investees; and

(v)	mark-to-market adjustments associated with derivative financial instruments utilized to manage foreign currency and interest rate risks.
FFO, including significant non-cash items, of our unconsolidated investees is calculated on the same basis.
In addition, we present FFO excluding significant non-cash items. In order to derive FFO excluding significant non- cash items, we add back certain charges or subtract certain gains. The items that we currently excluded were gains from the early extinguishment of debt and gain on the sale of our China operations that were sold in February 2009, and our share of losses on derivative activity recognized by the property funds in FFO that were settled for cash in previous periods. We believe it is meaningful to remove the effects of significant non-cash items to more appropriately present our results on a comparative basis.
The items that we exclude from net earnings computed under GAAP, while not infrequent or unusual, are subject to significant fluctuations from period to period that cause both positive and negative effects on our results of operations, in inconsistent and unpredictable directions. Most importantly, the economics underlying the items that we exclude from net earnings computed under GAAP are not the primary drivers in management’s decision-making process and capital investment decisions. Period to period fluctuations in these items can be driven by accounting for short-term factors that are not relevant to long-term investment decisions, long-term capital structures or long-term tax planning and tax structuring decisions. Accordingly, we believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.
Real estate is a capital-intensive business. Investors’ analyses of the performance of real estate companies tend to be centered on understanding the asset value created by real estate investment decisions and understanding current operating returns that are being generated by those same investment decisions. The adjustments to net earnings computed under GAAP that are included in arriving at our FFO measures are helpful to management in making real estate investment decisions and evaluating our current operating performance. We believe these adjustments are also helpful to industry analysts, potential investors and shareholders in their understanding and evaluation of our performance on the key measures of net asset value and current operating returns generated on real estate investments.
While we believe our defined FFO measures are important supplemental measures, neither NAREIT’s nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Some of these limitations are:
•	The current income tax expenses that are excluded from our defined FFO measures represent the taxes that will be payable.

•	Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of industrial properties are not reflected in FFO.

•	Gains or losses from property dispositions represent changes in the value of the disposed properties. By excluding these gains and losses, FFO does not capture realized changes in the value of disposed properties arising from changes in market conditions.

•	The deferred income tax benefits and expenses that are excluded from our defined FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measures do not currently reflect any income or expense that may result from such settlement.

•	The foreign currency exchange gains and losses that are excluded from our defined FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.

•	The non-cash impairment charges that we exclude from our FFO, excluding significant non-cash items, measure may be realized in the future upon the ultimate disposition of the related real estate properties or other assets.
Appendix B
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First Quarter 2009
Definitions

We compensate for these limitations by using the FFO measures only in conjunction with net earnings computed under GAAP. To further compensate, we reconcile our defined FFO measures to net earnings computed under GAAP in our financial reports. Additionally, we provide investors with (i) our complete financial statements prepared under GAAP; (ii) our definition of FFO, which includes a discussion of the limitations of using our non-GAAP measure; and (iii) a reconciliation of our GAAP measure (net earnings) to our non-GAAP measure (FFO, as we define it), so that investors can appropriately incorporate this measure and its limitations into their analyses.
Net Asset Value – We consider Net Asset Value to be a useful tool to estimate the fair value of common shareholder equity. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be performed using various methods. Therefore, in this Supplemental Report, we have presented the financial results and investments related to our business segments that we believe are important in calculating our Net Asset Value but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.
Operating Segments:
Direct Owned Segment – represents the direct long-term ownership of industrial properties, including development of properties.
Investment Management Segment – represents the investment management of unconsolidated property funds and joint ventures and the properties they own.
CDFS Business Segment – represents the development or acquisition of properties for contribution to an unconsolidated property fund in which we have an equity interest and manage. Due to changes in our business strategy in the fourth quarter of 2008, as of December 31, 2008, we no longer have any assets remaining in the CDFS Business segment. We continue to present the results of operations of our CDFS Business segment in 2008 separately.
Same Store – We evaluate the operating performance of the operating properties we own and manage using a “same store” analysis because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio on performance measures. We include properties owned by us, and properties owned by the industrial property funds and joint ventures that are managed by us (referred to as “unconsolidated investees”), in our same store analysis. We have defined the same store portfolio, for the quarter ended March 31, 2009, as those operating properties that were in operation at January 1, 2008 and have been in operation throughout the full periods in both 2009 and 2008. We have removed all properties that were disposed of to a third party from the population for both periods. We believe the factors that impact rental income, rental expenses and net operating income in the same store portfolio are generally the same as for the total portfolio. In order to derive an appropriate measure of period-to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the current exchange rate to translate from local currency into U.S. dollars, for both periods, to derive the same store results.
Same store rental income – includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income is adjusted to remove the net termination fees recognized for each period. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by the customer’s rent leveling asset that was previously recognized. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.
Same store rental expense – represent gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues).
Same store average leasing – represents the increase in the average leased percentage for all periods presented.
Same store rental rate growth – represents the increase in rental rates, on new leases signed during the period, as compared with the previous rental rates in that same space.
Turnover costs – Represents the square feet and associated costs expected to be incurred i) to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., in a new development property); ii) for a lease renewal with the same tenant; and iii) for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided represents the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.
Appendix B
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